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                                    EXHIBIT 4

                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                      1994 STOCK OPTION PLAN (AS ASSUMED BY
                FIRST CAPITAL, INC. EFFECTIVE DECEMBER 31, 1998)




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                   FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK
                             1994 STOCK OPTION PLAN
         (AS ASSUMED BY FIRST CAPITAL, INC. EFFECTIVE DECEMBER 31, 1998)



SECTION 1. PURPOSE. The purposes of the First Federal Bank, A Federal Savings Bank 1994 Stock Option Plan are to promote the interests of First Federal Bank, A Federal Savings Bank, its Affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Bank and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such employees to participate in the long-term growth and financial success of the Bank.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      "Affiliate" means the Company or any present or future corporation that would be a "parent" or "subsidiary" of the Bank as defined in Sections 424(f) and (g), respectively, of the Code.

      "Award" shall mean any grant of Options.

      "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      "Bank" shall mean First Federal Bank, A Federal Savings Bank, Corydon, Indiana.

      "Board" shall mean the Board of Directors of the Bank.

      "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Bank or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's or the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Bank is not the resulting entity occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Bank or the Company, by someone other than the current management of the Bank or the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Company with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Company then outstanding. Notwithstanding the foregoing, a "Change of Control" shall not include a conversion of the Bank and the Company from the mutual holding company form of organization to the stock form of organization, other than through a merger conversion transaction.




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      "Code" shall mean the Internal  Revenue Code of 1986, as amended from time to time.

      "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

      "Company" shall mean First Capital, Inc. M.H.C., together with any successor thereto.

      "Employee" shall mean an employee of the Bank.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall be determined as follows:

      (a) If the Shares are traded on a national securities exchange at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

      (b) If the Shares are not listed on a national securities exchange at the time of the grant of the Award, then the Fair Market Value shall be the mean between the closing high bid and low asked quotation with respect to a Share on such date on the Nasdaq Stock Market.

      (c) If the Shares are not traded on a national securities exchange or quoted on the Nasdaq Stock Market at the time of the grant of the Award, then the Fair Market Value shall be the average bid price per Share as reported by any two brokerage companies, as designated by the Board of Directors prior to obtaining any bid prices per Share, for the last five business days immediately preceding the date of grant.

      (d) If the Shares are not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per Share on the date of grant of the Award, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

      "Incentive Stock Option" shall mean a right to purchase Shares from the Bank that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Bank that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

      "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

      "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.


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      "Plan"  shall mean the First  Federal  Bank,  A Federal  Savings Bank 1994
Stock Option Plan.

      "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

      "Shares" shall mean common shares of the Bank, or such other securities of the Bank as may be designated by the Committee from time to time.

      "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Bank.

SECTION 3.  ADMINISTRATION.

      (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Bank, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.  SHARES AVAILABLE FOR AWARDS.

      (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 20,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted, to the extent permissible under Rule 16b-3. In the event that any Option is exercised through the delivery of Shares, the number of Shares available for Awards under the plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

      (b) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger,

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consolidation,  split-up,  spin-off,  combination,  repurchase,  or  exchange of
Shares or other securities of the Bank, issuance of warrants or other rights to purchase Shares or other securities of the Bank, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Bank (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Bank (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Option no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended. In the event that the Bank converts to stock
form   through  the   formation  of  a  stock   holding   company  or  otherwise
("Conversion"), other than through a merger conversion, any Options outstanding pursuant to an Award, to the extent such Options are not exercised prior to the Conversion, shall be converted into options for common stock of the successor stock holding company or bank with appropriate adjustments to the number of shares or price of such option; provided, however, that, with respect to Awards of Incentive Stock Options, such exchange and any adjustments related to the exchange shall be authorized only to the extent consistent with Section 422(b)(1) of the Code, as from time to time amended.

      (c) SOURCES OF SHARES. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. ELIGIBILITY. An Employee, including any officer or employee-director of the Bank, who is not a member of the Committee, shall be eligible to be designated a Participant.

SECTION 6.  OPTIONS

      (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In such case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

      (b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than 110% of the per Share Fair Market Value on the date of grant.


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      (c) EXERCISE. Each Option shall be exercisable at such time and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Incentive Stock Option after the earlier of (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Stockholder) on which such Incentive Stock Option is granted, or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an employee of the Bank. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. The Committee shall have the right to accelerate the exercisability of any Option or outstanding Options in its discretion.

      (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Bank. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Bank as of the date of such tender is at least equal to such option price.

      (e) EFFECT OF A CHANGE IN CONTROL. In the event of a Change in Control, all then outstanding Options, will become 100% vested and exercisable as of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Bank or the Company is merged into or consolidated with another corporation, or if the Bank or the Company sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options as of the effective date of the corporate event and the exercise price of the Options, as appropriate.

SECTION 7.  AMENDMENT AND TERMINATION.

      (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply.

      (b)  AMENDMENTS  TO  AWARDS.  Except  as  provided  under  Section  3, the
Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

      (c) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

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SECTION 8.  GENERAL PROVISIONS.

      (a)   NONTRANSFERABILITY.

            (i) Each Award, and each right under any Award, shall be exercisable only by the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

            (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

      (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (c) SHARE CERTIFICATES. All Shares or other securities of the Bank delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

      (d) DELEGATION. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Bank, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Bank for purposed of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

      (e) WITHHOLDING. A Participant may be required to pay to the Bank and the Bank shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and take such other action as may be necessary in the opinion of the Bank to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, or other property as the Committee may allow. With respect to Participants who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow. The Committee may, in its sole discretion, provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

      (f) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

      (g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Bank from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to

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shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (h) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Bank. Further, the Bank may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provide in the Plan or in any Award Agreement.

      (i) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

      (j) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Indiana.

      (k) SEVERABILITY. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Bank to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Bank by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Bank, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

      (m) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Bank and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Bank pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

      (n) RULE 16B-3 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (o) HEADINGS. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (p) NO IMPACT ON BENEFITS. Unless specifically provided under any other benefit plan of the Bank or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's rights under such benefit plans.

      (q) INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Bank against and from any loss, cost, liability, or expense that

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may be  imposed  upon  or  reasonably  incurred  by him in  connection  with  or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Bank's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Bank an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Bank's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.  TERM OF THE PLAN.

      (a) EFFECTIVE DATE. The Plan shall be effective as of the date of adoption by the Board.

      (b) EXPIRATION DATE. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the effective date thereof. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the effective date of the effective date.

      (c) SHAREHOLDER APPROVAL. Notwithstanding anything herein to the contrary, this Plan and all Awards granted under the Plan shall automatically terminate and shall be of no further force or effect in the event that the stockholders of the Bank do not approve this Plan within 12 months of the effective date of the Plan.


ATTEST:                             FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK



/s/ Ruth J. Harbaugh                By:/s/ James G. Pendleton
-------------------------              -------------------------------------
Secretary                              James G. Pendleton
                                       President and Chief Executive Officer



As Adopted by the Board of Directors on July 14, 1994.






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